Exhibit 10.40

FINANCING ESCROW AGREEMENT

This Escrow Agreement (this “Agreement”) is dated as of July 31, 2008, by and between Material Technologies, Inc., a Delaware corporation (“MaTech”), on the one hand, Continental Advisors, SA (“Continental”), on the other hand, and Corporate Legal Services, LLP (the “Agent”), as escrow agent.  Each of MaTech and Continental Advisors shall be referred to as a “Party” and collectively as the “Parties.”

I.              Escrow

1.01          Appointment and Acknowledgment of Escrow Agent.

MaTech and Continental Advisors hereby appoint the Agent, and the Agent hereby agrees to serve, as Escrow Agent pursuant to the terms of this Agreement.  The Agent acknowledges, or upon its receipt will acknowledge, the following:

(a)           MaTech will cause to be deposited one hundred percent (100%) of the net proceeds of any financing with Continental (including by sale of shares, debentures, or any other securities, as well as the proceeds of any exercise or conversion of warrants or other convertible securities) into a bank account in the name of Agent at a bank to be determined from time to time by Agent, but initially National Bank of California.

The funds described in Section 1.01(a) are referred to as the “Escrowed Property.”  If the Escrowed Property includes property on which dividends are paid, on which interest is earned, or to which other accretions are added, then the Escrowed Property shall not include such dividends, interest, or accretions.

1.02          Operation of Escrow.

The Parties hereto agree that the escrow created by this Agreement (the “Escrow”) shall operate as follows:

(a)           Upon receipt of a request for withdrawal from MaTech, which shall not exceed the maximum amount of Two Hundred Sixty Thousand Dollars ($260,000) (the “Maximum Monthly Withdraw Amount”) in any thirty day period, the Agent shall without further action remit such the amount requested to MaTech within three business days.

(b)           Upon the closing of any transaction pursuant to which MaTech receives cash proceeds of not less than One Hundred Thousand Dollars ($100,000), the Maximum Monthly Withdrawal Amount shall be reduced by  ten percent (10%) of the net cash proceeds received by MaTech (the “Reduction”), but such Reduction shall not exceed One Hundred Sixty Thousand Dollars ($160,000).  The Reduction shall continue for a number of months equal to the result of (i)

the amount of cash proceeds received by MaTech, divided by (ii) the amount of such Reduction.

1.03          Further Provisions Relating to the Escrow.

(a)           Distributions by the Agent in accordance with the terms of this Agreement shall operate to divest all right, title, interest, claim, and demand, either at law or in equity, of any Party to this Agreement (other than the distributee) in and to the Escrowed Property distributed and shall be a perpetual bar both at law and in equity with respect to such distributed Escrowed Property against the Parties to this Agreement and against any person claiming or attempting to claim such distributed escrowed property from, through, or under such Party.

(b)           MaTech agrees to reimburse the Agent for the Agent’s reasonable fees and other expenses (including legal fees and expenses) incurred by the Agent in connection with its duties hereunder.

(c)           MaTech and Continental Advisors, jointly and severally, agree to indemnify and hold harmless the Agent against and in respect of any and all claims, suits, actions, proceedings (formal or informal), investigations, judgments, deficiencies, damages, settlements, liabilities, and legal and other expenses (including legal counsel fees and expenses of attorneys chosen by the Agent) as and when incurred and whether or not involving a third party arising out of or based upon any act, omissions, alleged act, or alleged omission by the Agent or any other cause, in any case in connection with the acceptance of, or the performance or nonperformance by the Agent of, any of the Agent’s duties under this Agreement.  The Agent shall be fully protected by acting in reliance upon any notice, advice, direction, other document, or signature believed by the Agent to be genuine, by assuming that any person purporting to give the Agent any notice, advice, direction, or other document in accordance with the provisions hereof, in connection with this Agreement, or in connection with the Agent’s duties under this Agreement, has been duly authorized so to do, or by acting or failing to act in good faith on the advice of any counsel retained by the Agent, which may be Corporate Legal Services, LLP.  The Agent shall not be liable for any mistake of fact or of law or any error of judgment, or for any act or any omission, except as a result of the Agent’s knowing, intentional and deliberate bad faith.  Agent shall not be responsible for or liable for any loss that is caused by events not within the exclusive control of Agent, and shall not be liable or responsible for any loss, damage or expense caused by a delay or event caused by any third party or other event not within the control of Agent, including delays caused by the bank or federal reserve, errors in processing wire requests or bank drafts or similar events.  The Agent shall not have any fiduciary duty to any of the Parties hereunder, and shall not be deemed to be providing legal services to any Party hereunder by reason of this Agreement.

(d)           The Parties specifically acknowledge and agree that Agent shall have full authority to comply with any instruction to release Escrowed Property, up to the Maximum Monthly Withdrawal Amount, as adjusted as provided herein, without any further consent, notification or other action of Continental Advisors, and Agent shall have the right to disregard any instruction of Continental Advisors to the contrary.

(e)           The Agent shall have no duties or responsibilities except those expressly set forth herein.  The Parties hereto agree that the Agent will not be called upon to construe any contract or instrument.  The Agent shall not be bound by any notice of a claim, or demand with respect thereto, or any waiver, modification, amendment, termination, cancellation, or revision of this Agreement, unless in writing and signed by the other Parties hereto and so long as the Agent shall have given its prior written consent thereto.  The Agent shall not be bound by any assignment by MaTech or Continental Advisors of its rights hereunder unless the Agent shall have received written notice thereof from the assignor and shall have consented to such assignment.  The Agent is authorized to comply with and obey laws, rules, regulations, orders, judgments, and decrees of any governmental authority, court, or other tribunal.  If the Agent complies with any such law, rule, regulation, order, judgment, or decree, the Agent shall not be liable to any of the Parties hereto or to any other person even if such law, rule, order, regulation, judgment, or decree is subsequently reversed, modified, annulled, set aside, vacated, found to have been entered without jurisdiction, or found to be in violation of or beyond the scope of a constitution or a law.

(f)            If the Agent shall be uncertain as to the Agent’s duties or rights hereunder, shall receive any notice, advice, direction, or other document from any other Party with respect to the Escrowed Property which, in the Agent’s opinion, is in conflict with any of the provisions of this Agreement, or should be advised that a dispute has arisen with respect to the payment, ownership, or right of possession of the Escrowed Property or any part thereof, the Agent shall be entitled, without liability to anyone, to refrain from taking any action other than to use the Agent’s reasonable efforts to keep safely the Escrowed Property until the Agent shall be directed otherwise in writing by both other Parties hereto or by an order, decree, or judgment of a court of competent jurisdiction which has been finally affirmed on appeal or which by lapse of time or otherwise is no longer subject to appeal (a “Final Judgment”), but the Agent shall be  under no duty to institute or to defend any proceeding, although the Agent may, in the Agent’s discretion and at the expense of MaTech, institute or defend such proceedings.

(g)           The Agent (and any successor escrow agent or agents) reserves the right to resign as the Escrow Agent at any time, provided fifteen (15) days’ prior written notice is given to the other Parties hereto, and provided further that a mutually acceptable successor Escrow Agent(s) is named within such fifteen (15) day period.  The Agent may, but is not obligated to, petition any court in the State of California having jurisdiction to designate a successor Escrow Agent.  The resignation of the Agent (and any successor escrow agent or agents) shall be effective only upon delivery of the Escrowed Property to the successor escrow agent(s).  If no successor Escrow Agent has been appointed and has accepted the Escrowed Property within fifteen (15) days after the Notice is sent, all responsibilities of the Agent hereunder shall, nevertheless, terminate.  The Agent’s sole responsibility thereafter shall be to use the Agent’s reasonable efforts to keep safely the Escrowed Property and to deliver the Escrowed Property as may be directed in writing by both of the other Parties hereto or by a Final Judgment.  Except as set forth in this Section 1.03(g), this Agreement shall not otherwise be assignable by the Agent without the prior written consent of the other Parties hereto.

(h)           MaTech and Continental Advisors authorize the Agent, if the Agent is threatened with litigation or is sued, to interplead all interested Parties in any court of competent jurisdiction and to deposit the Escrowed Property with the clerk of that court.

(i)           The Agent’s responsibilities and liabilities hereunder, except as a result of the Agent’s own intentional, knowing and deliberate bad faith or gross active negligence, will terminate upon the delivery by the Agent of all the Escrowed Property under any provision of this Agreement.  This Agreement shall be deemed to have terminated on the date all of the Escrowed Property has been distributed by Agent, or the date Agent provides written notice of termination of this Agreement to MaTech, whichever is earlier.

(j)           As consideration for acting as escrow agent hereunder, MaTech shall pay, out of the Escrowed Funds, a fee to the Agent equal to $5,000.00.  This fee shall be deemed to have been earned in full by the Agent upon establishment of the Escrow, and shall not be subject to pro-ration or other setoff in the event the Escrow is terminated by any Party.

(k)           Any interest or dividends paid on the Escrowed Property shall be retained by the Agent as additional compensation as and when received by the Agent.  Any fees charged by the bank holding the Escrowed Property (such as monthly bank service charges) shall be paid out of the Escrowed Property.

II.            Miscellaneous

2.01          Further Action.

At any time and from time to time, MaTech and Continental Advisors each agrees, at its own expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

2.02          Survival.

Subject to Section 1.03(i), the covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive the delivery by the Agent of the Escrowed Property, irrespective of any investigation made by or on behalf of any Party.  Any legal action or proceeding arising from or related to this Agreement must be brought within six months following the termination of this Agreement, or shall forever be barred.

2.03          Modification.

This Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof, supersedes all existing agreements among them concerning such subject matter, and (subject to Section 1.03(e)) may be modified only by a written instrument duly executed by each Party.

2.04          Notices.

Any notice, advice, direction, or other document or communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by facsimile) against receipt to the Party to whom it is to be given at address of such Party set forth below (or to such other address as the Party shall have furnished in writing in accordance with the provisions of this Section 2.04) with a copy to each of the other Parties hereto:

If to MaTech:	Material Technologies, Inc. 11661 San Vicente Boulevard, Suite 707 Los Angeles, CA 90049 Attn: Robert M. Bernstein, President Facsimile (310) 473-3177

If to Continental Advisors:	To the last known address provided in writing by Continental Advisors

If to Agent:	Corporate Legal Services, LLP 2224 Main Street Santa Monica, California 90405 Facsimile: (310) 396-3290

Any notice, advice, direction, or other document or communication given by certified mail shall be deemed given at the time of receipt thereof.  Any notice given by other means permitted by this Section 2.04 shall be deemed given at the time of receipt thereof.

2.05          Waiver.

Any waiver by any Party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement.  The failure of a Party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.  Any waiver must be in writing.

2.06          Binding Effect.

Subject to Section 1.03(g), the provisions of this Agreement shall be binding upon and inure to the benefit of MaTech and Continental Advisors and their respective assigns, heirs, and personal representatives, and shall be binding upon and insure to the benefit of the Agent and the Agent’s successors and assigns.

2.07          No Third Party Beneficiaries.

This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 2.06).

2.08          Jurisdiction.

The Parties hereby irrevocably consent to the jurisdiction of the courts of the State of

California and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Agreement, and document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, a breach of this Agreement or of any such document or instrument, or the Escrowed Property.

2.9           Headings.

The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

2.10         Counterparts; Governing Law.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  It shall be governed by and construed in accordance with the laws of the State of California without giving effect to conflict of laws.  Any action, suit, or proceeding arising out of, based on, or in connection with this Agreement , any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, any breach of this Agreement or any such document or instrument, or any transaction contemplated hereby or thereby may be brought only in the appropriate court in Santa Monica, California, and each Party covenants and agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit, or proceeding, any claim that such Party is not subject personally to the jurisdiction of such court, that such Party’s property is exempt or immune from attachment or execution, that the action, suit, or proceeding is brought in an inconvenient forum, that the venue of the action, suit, or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

IN WITNESS WHEREOF, the Parties have duly executed this Financing Escrow Agreement as of the date first written above.

“MaTech”	“Continental Advisors”

Material Technologies, Inc.	Continental Advisors, SA

/s Robert M. Bernstein
By: Robert M. Bernstein	By:
Its: President	Its:

“Agent”

Corporate Legal Services, LLP

By: Reid Breitman, Esq.
Its: Managing Partner